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Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-53712, 333-69195, 333-67779, 333-58361 and 333-107004) of IMS Health Incorporated of our report dated February 9, 2004 relating to the consolidated financial statements of the Company, which appears in the 2003 Annual Report to Shareholders, and is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 9, 2004 relating to the financial statement schedule which appears in this Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
March 10, 2004

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  Exhibit 23
CONSENT OF INDEPENDENT AUDITORS